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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Reef Oil & Gas Partners LLC
Dallas, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated April 19, 2005 relating to the financial statement of Reef Oil & Gas Partners LLC, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas

June 24, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm